UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

PMV Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39539	46-3218129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Research Way Princeton, NJ		08540
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 642-6670

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	PMVP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 5, 2024, PMV Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Lease Termination Agreement (the “Termination Agreement”) with BMR-One Research Way LLC, a Delaware limited liability company (the “Landlord”), in connection with the termination of that certain Lease, by and between the Landlord and the Company, dated January 8, 2021 (the “Lease”) of One Research Way, Princeton, New Jersey 08540 (the “Property”). The Lease consists of 50,581 square feet of rentable area. Pursuant to the Termination Agreement, the Company and the Landlord agreed to terminate the Lease effective as of September 30, 2024, contingent on the sale of the Property by the Landlord to a prospective new buyer (the “Contingency”).

Pursuant to the Termination Agreement, and subject to the Contingency, the Company agreed to surrender the Property and pay a total termination fee of approximately $1.42 million, consisting of (i) a cash payment in the amount of approximately $798 thousand (the “Cash Payment”); and (ii) a post of a security deposit in the form of a letter of credit in the amount of approximately $622 thousand. The Cash Payment is to be paid by the Company to the Landlord within five (5) business days of written notice from the Landlord of the completion of the prospective buyer’s due diligence review of the Property.

The Lease termination is related to continued efforts by the Company to identify cost reduction opportunities. Concurrently with the termination of the Lease and the effectiveness of the Termination Agreement, the Company intends to relocate its headquarters and labs to an alternative property, with significantly reduced square footage and ongoing operating costs.

The foregoing descriptions of the Termination Agreement is not complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2024, PMV Pharmaceuticals, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2024. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of this Form 8-K, including the attached Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Lease Termination Agreement, dated August 5, 2024, by and between BMR-One Research Way LLC and PMV Pharmaceuticals, Inc.
99.1	Press Release issued by PMV Pharmaceuticals, Inc., dated August 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMV Pharmaceuticals, Inc.

Date: August 8, 2024	By:	/s/ Michael Carulli
Michael Carulli
Chief Financial Officer (Principal Financial and Principal Accounting Officer)